UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 15, 2010

                          FIRST SENTRY BANCSHARES, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)

        West Virginia                    000-53790               03-0398338
-----------------------------       ---------------------    -------------------
(State or Other Jurisdiction)       (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


823 Eighth Street, Huntington, West Virginia                         25701
--------------------------------------------                      ----------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (304) 522-6400
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
--------------------------------------------------------------------------------

(b) By a letter received by First Sentry Bancshares, Inc. (the "Company") on March 15, 2010, Richard McWhorter, MD informed the Company that due to scheduling conflicts with existing business commitments he would resign from the Company's Board of Directors effective immediately.


Item 8.01   Other Events
------------------------

     On March 16, 2010, the Board of Directors of the Company announced the approval of a cash dividend on the Company's outstanding common stock of $0.20 per share. The dividend will be payable to stockholders of record as of March 26, 2010 and is expected to be paid on March 31, 2010.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FIRST SENTRY BANCSHARES, INC.


DATE: March 16, 2010                   By: /s/ Geoffrey S. Sheils
                                           -------------------------------------
                                           Geoffrey S. Sheils
                                           President and Chief Executive Officer